UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

WESTMORELAND RESOURCE PARTNERS, LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34815	77-0695453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200, Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 922-6463

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of a Director.

On November 19, 2015, Jason W. Veenstra, age 37, was appointed to the board of directors (the “Board”) of Westmoreland Resources GP, LLC (the “GP”), a wholly owned subsidiary of Westmoreland Coal Company (“Westmoreland”), and the general partner of Westmoreland Resource Partners, LP (the “Company”), effective as of December 1, 2015. Mr. Veenstra will replace Keith E. Alessi, who will retire from the Board effective as of December 1, 2015. Mr. Veenstra is not initially expected to serve on any committees of the Board.

Mr. Veenstra was appointed to the Board as an employee director and will not receive compensation for such service. There are no understandings or arrangements between Mr. Veenstra and any other person pursuant to which he was selected to serve as a director of the GP. There are no relationships between Mr. Veenstra and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”). Effective as of December 1, 2015, Mr. Veenstra will be appointed to serve as Chief Financial Officer of Westmoreland and, as further described below under “Appointment of Certain Officers,” Mr. Veenstra was appointed Chief Financial Officer of the GP on November 17, 2015.

Mr. Veenstra joined Westmoreland in April 2014 as CFO—Canada. Prior to joining Westmoreland, Mr. Veenstra held various roles at Sherritt International from 2006 until 2014, including serving as Director of Business Development and Chief Financial Officer for the coal division. Mr. Veenstra received a Bachelor of Commerce degree in Accounting from the University of Alberta and articled at Ernst & Young LLP to complete his Chartered Accountant designation.

Appointment of Certain Officers.

On November 17, 2015, the Board appointed the following individuals to serve in the following officer positions with the GP until their successors have been elected and qualified or until their earlier removal or resignation:

•	Kevin A. Paprzycki – Chief Executive Officer and President
•	Jason W. Veenstra – Chief Financial Officer

Mr. Paprzycki, age 45, was previously appointed Chief Financial Officer and Treasurer of the GP in December 2014. Effective as of December 1, 2015, Mr. Paprzycki will be appointed to serve as Chief Executive Officer of Westmoreland. Also effective December 1, 2015, Mr. Paprzycki will become a director of Westmoreland.

Mr. Paprzycki originally joined Westmoreland as Controller and Principal Accounting Officer in June 2006 and was named Chief Financial Officer of Westmoreland in April 2008. Prior to Westmoreland, Mr. Paprzycki was Corporate Controller at Applied Films Corporation from 2005 to 2006. Mr. Paprzycki became a certified public accountant in 1994 and a certified financial manager and certified management accountant in 2004.

For information regarding Mr. Veenstra, please see “Appointment of a Director” above.

There are no arrangements or understandings between Messrs. Paprzycki and Veenstra and any other person in connection with their appointments to their new executive positions at the GP. Messrs. Paprzycki and Veenstra do not have any family relationships with any director or executive officer of the GP, the Company or any person nominated or chosen to become a director or executive officer of the GP or the Company, and there are no “related person” transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC) between any of Messrs. Paprzycki and Veenstra and the Company or any of its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND RESOURCE PARTNERS, LP

Date: November 23, 2015	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer